Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos.333-80450, 333-91863 and 333-126924) and Forms S-3 (Nos. 333-128160-01, 333-39365-01, 333-3526-01, and 33-99736-01) of Tanger Properties Limited Partnership of our report dated March 3, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 6, 2006